Exhibit 5

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

September 29, 2006

LSI Industries Inc.
10000 Alliance Road
Cincinnati, Ohio 45242

Ladies and Gentlemen:

        We have acted as counsel to LSI Industries Inc., an Ohio corporation (the “Corporation”), in connection with the filing of a Form S-3 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Act”).

        The Registration Statement relates to the registration of up to $100,000,000 of debt securities; common stock (which may be sold directly by the Corporation in a primary offering and/or on behalf of the officers, directors, employees, former officers, former directors or former employees in a secondary offering); preferred stock; warrants to purchase common stock preferred stock or debt securities; depositary shares (the foregoing, collectively referred to as the “Company Securities”) and 1,419,355 shares of common stock which were issued in connection with the Company’s acquisition of Saco Technologies, Inc. (the “Saco Securities”; and with the Company Securities, the “Securities”).

        We have, as counsel, examined such corporate records, certificates of public officials and officers of the Corporation and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us and the legal capacity of natural persons who are parties to the documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Corporation.

        In connection with the opinions expressed below, we have further assumed that (i) the Board of Directors of the Corporation will have duly established the terms of the applicable Company Securities and duly authorized the issuance and sale of such Company Securities and such authorization will not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933 and will not have been terminated or rescinded; (iii) a prospectus supplement as contemplated by the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Company Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) there will not have occurred any change in the law affecting the validity or enforceability of the Securities; and (vi) with respect to the Company securities, a definitive purchase, underwriting, sales agency or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Registrants and the other parties thereto.

        Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.        When the Registration Statement has become effective under the Act, the indenture relating to the debt securities has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, the terms of the debt securities to be issued under an indenture and the terms of their issuance and sale have been duly established by all necessary corporate action in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the debt securities have been duly authorized, executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the debt securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Company Securities.

        2.        When the Registration Statement has become effective under the Act, the terms of the preferred stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, an appropriate certificate of designation or statement, as applicable, with respect to the preferred stock to be issued and sold has been duly filed with the Secretary of State of the State of Ohio and when the preferred stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other Company Securities.

        3.        When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, the terms of the depositary shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the deposit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the preferred stock represented by the depositary shares has been duly delivered to the depositary and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and authorized, issued and sold as contemplated by the Registration Statement, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other Company Securities.

        4.        Except with respect to the Saco Securities, when the Registration Statement has become effective under the Act, the terms of the sale of the common stock have been duly established by all necessary corporate action in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the common stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the common stock will be validly issued, fully paid and non-assessable. Except with respect to the Saco Securities, the common stock covered in the opinion in this paragraph includes any common stock that may be issued upon exercise or otherwise pursuant to the terms of any other Company Securities.

        5.        When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued pursuant to the terms of any other Company Securities.

        6.        The Saco Securities are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of pre-emptive rights.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours, KEATING MUETHING & KLEKAMP PLL BY: /s/Mark A. Weiss —————————————— Mark A. Weiss